UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15( d ) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2008

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

810 Seventh Avenue, 4th Floor
New York, NY 10019
(Address of principal executive offices)

(212) 582-3950
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2008, Manhattan Pharmaceuticals, Inc. (“we,” “us,” “our” or “Manhattan”), entered into a series of 10% secured promissory notes (the “Notes”) with certain of our directors, officers and an employee (the “Note Holders”) for aggregate of $70,000. Principal and interest on the Notes shall be paid in cash on March 10, 2009 unless paid earlier by us. Pursuant to the secured promissory notes, we also issued to the Note Holders 5-year warrants to purchase an aggregate of 140,000 of our common stock at an exercise price of $0.20 per share.

Manhattan granted to the Note Holders a continuing security interest in certain specific refunds, deposits and repayments due Manhattan and expected to be repaid to Manhattan in the next several months.

The form of the secured promissory note and the form of warrant are attached hereto and incorporated by reference herein as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Form of secured promissory note issued on September 11, 2008.

10.2	Form of warrant issued to Note Holders on September 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: September 15, 2008	By:	/s/ Michael McGuinness
Michael McGuinness Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of secured promissory note issued on September 11, 2008.

10.2	Form of warrant issued to Note Holders on September 11, 2008.